EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

LIST OF ACTIVE SUBSIDIARIES AS OF JANUARY 31, 2007

Company Name	Jurisdiction of Creation
Moody’s Latin America Calificadora de Riesgo S.A.	Argentina

Economy.com Pty. Ltd.	Australia

MIS Funds Pty. Ltd.	Australia

Moody’s Investors Service Pty. Ltd.	Australia

Moody’s America Latina Ltda.	Brazil

Moody’s Central Europe (BVI) Ltd.	British Virgin Islands

Moody’s China (BVI) Ltd.	British Virgin Islands

Moody’s Dubai (BVI) Ltd.	British Virgin Islands

Moody’s Holdings (BVI) Limited	British Virgin Islands

Moody’s Indonesia (BVI) Ltd.	British Virgin Islands

Moody’s Investors Service (BVI) Ltd.	British Virgin Islands

Moody’s Israel Holdings, Inc.	British Virgin Islands

Moody’s Latin America Holding Corp.	British Virgin Islands

Moody’s South Africa (BVI) Ltd.	British Virgin Islands

Moody’s Wall Street Analytics, Inc.	California

Moody’s Wall Street Analytics International, Inc.	California

Moody’s Canada, Inc.	Canada

Moody’s Investors Service (Beijing) Ltd.	China

Moody’s Investors Service Cyprus Limited	Cyprus

Moody’s Central Europe A.S.	Czech Republic

MIS Quality Management Corp.	Delaware

Moody’s Assureco, Inc.	Delaware

Moody’s Holdings, Inc.	Delaware

Moody’s Investors Service, Inc.	Delaware

Moody’s KMV Company Inc.	Delaware

Moody’s Overseas Holdings Inc.	Delaware

Moody’s France S.A.S.	France

Moody’s Deutschland GmbH	Germany

Moody’s Asia Pacific Ltd.	Hong Kong

Moody’s China Financial Information Service, Ltd.	Hong Kong

Moody’s KMV Hong Kong Limited	Hong Kong

Moody’s Investment Company India Pvt. Ltd.	India

PT Moody’s Indonesia	Indonesia

Moody’s Italia S.r.l.	Italy

KMV Asia	Japan

Moody’s Japan Kabushiki Kaisha	Japan

MIRA, Kazakhstan LLC	Kazakhstan

KIS Pricing, Inc.	Korea

Korea Investors Service, Inc.	Korea

Moody’s Investors Service (Korea) Inc.	Korea

Moody’s Mauritius Holdings Ltd.	Mauritius

Administración de Calificadoras	Mexico

Moody’s de Mexico S.A. de C.V.	Mexico

Moody’s Assurance Company, Inc.	New York

Moody’s Economy.com	Pennsylvania

Moody’s Eastern Europe LLC	Russia

Moody’s Interfax Rating Agency	Russia

Moody’s KMV Singapore Pte. Ltd.	Singapore

Moody’s Singapore Pte. Ltd.	Singapore

Moody’s Investors Service South Africa (Pty.) Ltd.	South Africa

Moody’s Investors Service Espana, S.A.	Spain

Moody’s Taiwan Corp.	Taiwan

Moody’s Interfax Rating Agency Ukraine LLC	Ukraine

Moody’s Middle East Limited	United Arab Emirates

Economy.com (U.K.) Ltd.	United Kingdom

Moody’s Holdings U.K. Ltd.	United Kingdom

Moody’s Investors Service Ltd.	United Kingdom

Moody’s KMV Ltd.	United Kingdom